EXHIBIT 99.1

LENOX GROUP COMPLETES $275 MILLION REFINANCING PACKAGE

Announces investor conference call scheduled for
Tuesday, April 24 at 9:00AM ET/8:00AM CT

EDEN PRAIRIE, Minn., April 16, 2007 — Lenox Group Inc. (NYSE:LNX), a leading tabletop, collectible and giftware company, today announced that it has completed the refinancing of its $275 million revolving credit and term loans. The new financing package includes a $100 million secured term loan, which bears interest at LIBOR plus 450 basis points and has a final maturity date of April 20, 2013, and a $175 million revolving credit facility, which initially bears interest at LIBOR plus 200 basis points and has a final maturity date of April 20, 2012.

Marc L. Pfefferle, interim Chief Executive Officer, said, “We are pleased to have completed this new financing package, which provides us with increased flexibility to finance our Company’s ongoing operations. Together with the new business plan we have already begun executing, this refinancing is an important step in positioning the Company to move forward with a stable financial platform for growth and sustained profitability.”

Lenox Group will host a conference call on Tuesday, April 24, 2007 at 9:00 a.m. Easter Time (8:00 a.m. Central Time) to discuss with shareholders and the financial community the Company’s new business plan and progress to date on its implementation. The Company plans to announce first quarter 2007 financial results in early May.

Investors will have the opportunity to listen to a live Webcast of the conference call over the Internet at www.earnings.com. To participate, please go to the Web site at least 15 minutes prior to the start time to register and download and install any necessary software. A replay will be available at the same location after the call concludes for those who cannot listen to the live broadcast.

About Lenox Group Inc.

Lenox Group Inc. is a market leader in quality tabletop, collectible and giftware products sold under the Lenox, Department 56, Dansk and Gorham brand names. The company sells its products through wholesale customers who operate gift, specialty and department stores in the United States and Canada, company-operated retail stores, and direct-to-the-consumer through catalogs, direct mail, and the Internet.

Forward-looking statements

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Such risk and uncertainties that could affect performance include, but are not limited to, that ability of Lenox Group Inc. to: (1) integrate certain Lenox and Department 56 operations; (2) achieve revenue or cost synergies; (3) generate cash flow to pay off outstanding debt and remain in compliance with the terms of its new credit facilities; (4) successfully complete its operational improvements, including improving inventory management and making the supply chain more efficient; (5) retain key employees; (6) maintain and develop cost effective relationships with foreign manufacturing sources; (7) maintain the confidence of and service effectively key wholesale customers; (8) manage currency exchange risk and interest rate changes on the Company’s variable debt; (9) identify, hire and retain quality designers, sculptors and artistic talent to design and develop products which appeal to changing consumer preferences; and (10) manage litigation risk in a cost effective manner. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 1A in the Company’s Form 10-K for 2006 dated March 15, 2007 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

Contact:

Timothy J. Schugel
Lenox Group Inc.
Tel: 952-944-5600